UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2020

Pandion Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39381	83-3015614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 393-5925

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PAND	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 2, 2020, the Board of Directors (the “Board”) of Pandion Therapeutics, Inc. (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, elected Katina Dorton as a member of the Board, effective immediately, to fill the vacancy created by the resignation of Mitchell Mutz, which is discussed below. Ms. Dorton will serve as a Class I director with a term expiring at the Company’s 2021 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. Ms. Dorton was also elected to serve on the Audit Committee of the Board and has been appointed as Chair of the Audit Committee. The Board has determined that Ms. Dorton is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations.

There are no arrangements or understandings between Ms. Dorton and any other persons pursuant to which she was elected as a director. There are no transactions in which Ms. Dorton has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Ms. Dorton will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2020 Stock Incentive Plan to purchase 27,994 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) at an exercise price of $16.96 per share, which was equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the effective date of Ms. Dorton’s election to the Board.

In connection with her election to the Board, the Company and Ms. Dorton will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-239500) filed with the Securities and Exchange Commission on June 26, 2020. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Dorton for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a director of the Company.

A copy of the Company’s press release announcing Ms. Dorton’s election is furnished, but not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Director Resignation

On November 30, 2020, Mitchell Mutz, a member of the Board, informed the Company of his decision to step down from the Board. Dr. Mutz’s resignation was effective as of December 2, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release issued by the Company on December 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANDION THERAPEUTICS, INC.

Date: December 3, 2020	By:	/s/ Rahul Kakkar
Name: Rahul Kakkar Title: Chief Executive Officer